UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2011

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2011, the Board of Directors of Kirby Corporation (“Kirby”) elected Joseph H. Pyne Chairman of the Board and Chief Executive Officer and Gregory R. Binion President and Chief Operating Officer.  Mr. Pyne previously served as President in addition to Chairman of the Board and Chief Executive Officer and Mr. Binion previously served as President of Kirby Inland Marine, LP (“KIM”), Kirby’s principal marine transportation subsidiary.  William G. Ivey was elected to succeed Mr. Binion as President of KIM.

Mr. Binion, 46, has served as President of KIM since October 2008, as Vice President of Corporate Development and Strategy of Kirby from September 2007 to October 2008, as Vice-President – Sales of KIM from 2003 to 2007 and as Vice President – Canal Operations of KIM from 1999 to 2003.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 26, 2011, at which the stockholders voted on the following matters:

1.         David L. Lemmon, George A. Peterkin, Jr. and Richard R. Stewart were elected Class I directors of Kirby to serve until the 2014 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes

David L. Lemmon	46,779,565	302,934	13,526	2,342,640
George A. Peterkin, Jr.	46,627,940	456,112	11,973	2,342,640
Richard R. Stewart	46,765,178	316,793	14,054	2,342,640

2.         The Audit Committee’s selection of KPMG as Kirby’s independent registered public accounting firm for 2011 was ratified by the following vote:

For	49,157,202
Against	272,569
Abstain	8,894

3           Advisory vote on the approval of the compensation of Kirby’s named executive officers:

For	45,382,815
Against	1,628,824
Abstain	84,386
Broker non-votes	2,342,640

4.      Advisory vote on the frequency of advisory votes on executive compensation:

One year	43,232,726
Two years	233,622
Three years	3,443,882
Abstain	185,795
Broker non-votes	2,342,640

Kirby has decided to include an advisory vote on executive compensation in its proxy materials every year until the next required vote on the frequency of advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer
Dated: April 29, 2011